UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)		January 30, 2007

SELECTIVE INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-8641	22-2168890
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Wantage Avenue, Branchville, New Jersey		07890
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(973) 948-3000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On January 30, 2007, Selective Insurance Group, Inc. (“Selective”) issued a press release announcing results for the fourth quarter ended December 31, 2006 and for the year ended December 31, 2006. The press release is attached hereto as Exhibit 99.1 and is being furnished, not filed, under Item 2.02 to this Report on Form 8-K.

Section 5 – Corporate Governance and Management

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

Jamie Ochiltree, III, Senior Executive Vice President, Insurance Operations, has decided to retire from Selective effective March 1, 2008. A copy of the press release in which Mr. Ochiltree’s intended retirement is announced is attached as Exhibit 99.1 to this Report on Form 8-K.

Section 8 – Other Events

Item 8.01.	Other Events.

On January 30, 2007, Selective announced that its Board of Directors had declared a two-for-one share division of Selective’s common stock, par value $2.00 per share (“Common Stock”) in the form of a share dividend of one additional share of Common Stock for each outstanding share of Common Stock issued by Selective (the “Share Dividend”). The Share Dividend is payable on February 20, 2007 to shareholders of record as of the close of business on February 13, 2007. A copy of the press release in which the foregoing is announced is furnished as Exhibit 99.1 to this Report on Form 8-K.

The information contained in this report on Form 8-K, including the exhibit attached hereto, is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. Selective makes no admission as to the materiality of any information in this report or the exhibit attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of Selective Insurance Group, Inc. dated January 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTIVE INSURANCE GROUP, INC.

Date: January 30, 2007	By:	/s/ Michael H. Lanza

Michael H. Lanza

Senior Vice President, General Counsel

& Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 30, 2007